EXHIBIT 7

     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY
             DEAN WITTER REYNOLDS, CUSTODIAN F/B/O KENNETH J. WARREN
                         VP PLUS PROFIT-SHARING ACCOUNT
  IN FAVOR OF WELLS FARGO BUSINESS CREDIT, INC. DATED AS OF FEBRUARY 28, 2002.


    THE SALE OR OTHER TRANSFER OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND
    NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM
      UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.


                          SUBORDINATED PROMISSORY NOTE


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$50,000                                                  Torrington, Connecticut
                                                               February 28, 2002

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FOR VALUE RECEIVED, the undersigned, ROYAL PRECISION, INC. (the "Borrower"), hereby promises to pay to the order of DEAN WITTER REYNOLDS, CUSTODIAN F/B/O KENNETH J. WARREN VP PLUS PROFIT-SHARING ACCOUNT (the "Lender"), the principal amount of $50,000, together with interest, all as provided herein.

SECTION 1. LOAN. The Lender shall provide $50,000 to the Borrower.

SECTION 2. PAYMENT. Payment of $50,000, together with interest on the unpaid principal balance hereunder at a rate of interest as hereinafter set forth, shall be made at the principal office of the Lender or at such other place as the Lender or other holder hereof ("Holder") may from time to time designate in writing, in immediately available funds.

     2.1. PRINCIPAL. The unpaid principal balance shall be payable by the Borrower on October 26, 2002.

     2.2. INTEREST. The Borrower shall pay interest on the unpaid principal balance at a rate per annum equal to 13%. Interest on the unpaid principal balance shall be payable on April 26, 2002, July 26, 2002 and at the maturity of the loan. All interest payable under this Note or otherwise payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest on the unpaid principal balance shall be payable at the maturity of the loan. Notwithstanding the provisions of the first sentence of this Section 2.2, upon the occurrence and continuance of an Event of Default, all unpaid principal shall bear interest at a rate per annum equal to 17% from the date of such Event of Default until paid in full.

     2.3. RATE OF INTEREST. In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     2.4. PREPAYMENTS; PAYMENTS.

          2.4.1. The Borrower shall have the right to make prepayments at any time of the principal amount, in whole or in part, without notice. Each prepayment shall be without premium or penalty. Once a prepayment is made, Borrower shall not be able to reborrow such amount.

          2.4.2. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be due and payable upon the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     2.5. PRO-RATA PAYMENT. This Note is one of a set of four notes being issued by the Borrower on the date hereof. Each Holder, by acceptance of this Note, and the Company, agrees that no payment shall be made by the Company on any such note, whether for interest or principal, unless a pro rata payment is made by the Company on all such notes, with each such payment with respect to each note being in the ratio of such aggregate payment that the balance of the note then outstanding bears to the sum of the balance of all notes then outstanding. Each Holder reserves the right to waive the benefits provided to such Holder by this
Section 2.5 with or without the approval of the holders of the other notes.

SECTION 3. REPRESENTATIONS AND WARRANTIES. The execution of this Note by the Borrower shall be deemed to constitute the Borrower's representation and warranty to the Lender that, at the time of execution: (a) this Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (b) the execution and delivery of this

Note by the Borrower does not and will not conflict with, violate or constitute a default under or breach the Borrower's charter documents, any resolutions of the Borrower or any court or administrative order, decree or ruling (including, without limitation, a ruling from the Internal Revenue Service), or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of its properties or assets; and (c) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

SECTION 4. COVENANTS. On and after the date hereof and until payment in full of all obligations owed under this Note:

     4.1. MAINTENANCE OF BUSINESS. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and to qualify and remain qualified as a foreign business entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or for the ownership of its properties. The Borrower shall maintain and preserve in a reasonable manner in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and to make, from time to time, all necessary and proper repairs, renewals, replacements, additions and improvements to said properties. The Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions.

     4.2.  COMPLIANCE  WITH LAWS.  The  Borrower  shall  comply in all  material
respects  with  all  applicable  laws   including,   without   limitation,   all
environmental laws.

SECTION 5. SUBORDINATION. By acceptance of this Note, the Lender agrees as follows: Any and all obligations and liabilities of the Borrower to the Lender for principal and interest under this Note (the "Subordinated Indebtedness"), are subordinated in right of payment to any and all obligations and liabilities of the Borrower and its subsidiaries to Wells Fargo Business Credit, Inc. pursuant to a Subordination Agreement between the Lender and said bank of even date herewith (the "Senior Indebtedness").

SECTION 6. EVENTS OF DEFAULT. The following are Events of Defaults:

     6.1. INTEREST. The Borrower fails to make a payment of interest on the Note when and as due and such failure is not remedied within three Business Days after the date such payment is due.

     6.2. PRINCIPAL. The Borrower fails to pay any outstanding principal amount under this Note as and when such shall become due and payable and such failure is not remedied within three Business Days after the date such payment is due.

     6.3. REPRESENTATIONS. Any representation or warranty made by the Borrower in this Note or any information contained in any financial statement or any material certificate, report, or other document delivered to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that any Event of Default susceptible of cure which is described in this Section 6.3 can be cured by the presentation, within three Business Days after the Borrower knows or should know of such Event of Default, of a revised financial statement, certificate, report or other document which itself does not cause any Event of Default.

     6.4. COVENANTS. The Borrower fails to perform any of its obligations under or fails to comply with any covenant contained in this Note and such failure continues unremedied for a period of 10 Business Days.

     6.5. FINANCIAL DISTRESS. The Borrower:

          6.5.1. makes an assignment for the benefit of creditors;

          6.5.2. enters into any composition, compromise or arrangement with its creditors in general;

          6.5.3. generally does not pay its debts as such debts become due; or

          6.5.4. conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

     6.6. CROSS-DEFAULT. There is a default in the payment (either on maturity or acceleration) of any other obligation of the Borrower or any subsidiary of the Borrower, for borrowed money (which excludes trade debt incurred in the ordinary course of business or severance obligations) having a principal amount in excess of $25,000 in the aggregate.

     6.7. JUDGMENTS. The rendering of any judgments for the payment of money in excess of $25,000 in the aggregate against the Borrower or any subsidiary of the Borrower, and such judgments shall remain unpaid, unvacated, or unstayed by appeal or otherwise on or before three Business Days prior to the earliest date on which proceedings for the enforcement thereof may be instituted under the applicable rules or statutes of the jurisdiction in which said judgments are rendered.

     6.8. INVALIDITY. Any governmental authority asserts that the making of the loan evidenced by this Note is in any way an illegal or improper act of the Holder; provided that no Event of Default shall occur under this Section 6.8 if
(a) such assertion is being contested by the Lender in good faith by appropriate means, and (b) under the circumstances of such contest, such repayment does not, in the reasonable opinion of counsel to the Lender, result in any detriment to the Lender.

SECTION 7. DEFAULT REMEDIES.

     7.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all (a) interest accrued thereon,
(b) any unpaid fees or expenses, (c) penalties assessed against the Lender as a result of the making of the loan by the Lender to the Borrower (including, without limitation, penalties assessed by the Internal Revenue Service) or (d) other amounts due to the Lender under this Note, is immediately due and payable, at the Lender's election, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

     7.2. REMEDIES CUMULATIVE. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

     7.3. OPTION. If all amounts due hereunder are not paid in full, including all interest due thereon, as and when such sums are due and payable, or earlier if there is an Event of Default, then the Lender shall have the option (the "Option") to convert all or any part of the unpaid principal and interest thereon into shares of Common Stock of the Borrower (the "Shares") at the rate of one Share for each $0.25 of unpaid principal and interest thereon as of the date when such sums are due and payable (the "Exercise Price"). Exercise of the Option shall be considered payment by the Borrower and thus reduce any outstanding balance owed by the Borrower by the amount of Shares received by the Lender.

          7.3.1. The Option may be exercised at one or more times by the Lender sending a written notice to the Borrower indicating the number of shares to be acquired, which must be in minimum amounts of 25,000 shares, unless it is an exercise of the remaining shares subject to the Option, and the amount of principal and interest thereon being converted.

          7.3.2. As soon as practicable after each such exercise, the Borrower shall issue to the Lender a certificate for the number of Shares to which the Lender is entitled.

          7.3.3. If, after the date of this Note, the number of outstanding Shares is increased by a share dividend payable in Shares or by a split of Shares or other similar event, then, on the date following the date fixed for the determination of holders of Shares entitled to receive such share dividend or split, the number of Shares issuable on exercise of the Option shall be increased in proportion to such increase in outstanding Shares and the then applicable Exercise Price shall be correspondingly decreased.

          7.3.4. If, after the date of this Note, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Shares issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding Shares and the then applicable Exercise Price shall be correspondingly increased.

          7.3.5. If, after the date of this Note, any capital reorganization or reclassification of the Shares, or consolidation or merger of the Borrower with another corporation for a consideration other than cash or the assumption of debt, or the sale of all or substantially all of its assets to another corporation for a consideration other than cash or the assumption of debt or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Lender shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of Option had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Lender to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be in relation to any share, securities, or assets thereafter deliverable upon the exercise hereof.

          7.3.6. Upon the occurrence of any event specified in this Section 7.3, the Borrower shall give written notice of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Shares for shares, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

SECTION 8. WARRANT. The Borrower shall cause to be issued to the Lender a warrant to purchase 12,000 Shares, which, when issued, shall be fully vested, exercisable for a period of 10 years from the issuance date, and have a strike price equal to $0.25 per share, receipt of which is hereby acknowledged by execution of this Note.

SECTION 9. MISCELLANEOUS.

     9.1. MODIFICATIONS AND WAIVERS. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

     9.2. NOTICES. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower:
P.O. Box 298, 535 Migeon Avenue, Torrington, Connecticut 06790 Attn: President; and if to the Lender: 5567 Caplestone Lane, Dublin, Ohio 43017. Either party may change its address for notices by notice in the manner set forth above.

     9.3. PARTIAL INVALIDITY. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

     9.4. NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     9.5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Lender and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without first obtaining the written consent of Lender, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect. To the extent that this Note remains unpaid, the Lender may only assign its registration rights (contained in a separate agreement executed simultaneously with this Note) without an assignment of this Note (a) with the consent of the Borrower, which consent will not be unreasonably or untimely withheld, or (b) to any Affiliate of the Lender. An Affiliate of the Lender shall mean Kenneth J. Warren, Karen L. Warren, any child of Kenneth J. and Karen L. Warren, and any corporation, trust, limited liability company, partnership or company under the direct or indirect control of Kenneth J. or Karen L. Warren.

     9.6. SURVIVAL OF PROVISIONS. All covenants, agreements, representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Lender of this Note and the making of the loan and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

     9.7. CAPTIONS. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

     9.8. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to instruments to be performed in the State of Delaware.

     9.9. DEFINITIONS. Terms not otherwise defined herein shall have the definitions set forth below:

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

     9.10. WAIVER. The Borrower and each endorser of this Note hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any Holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of the Holder, and the Holder shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted to the Holder by other instrument or by law.

     9.11. EXPENSES. The Borrower hereby agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Note and other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out of pocket expenses of counsel to the Lender with respect thereto. Lastly, all costs, including attorney fees, incurred by the Holder in revising, protecting, exercising or enforcing any of its rights hereunder and under the other documents delivered hereunder, or otherwise incurred by the Holder in connection with an Event of Default or incurred by the Holder in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person, firm or corporation against the Holder which would not have been asserted were it not for the Holder's relationship with the Borrower, shall also be paid by the Borrower.

     9.12. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

          9.12.1. This Note shall not be transferable except upon compliance with the provisions of the Securities Act and the state securities and Blue Sky laws.

          9.12.2. This Note and the Shares into which it can be converted or any other note issued in replacement of this Note, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

     9.13. INVESTMENT REPRESENTATIONS. If the exercise of the Option is not covered by a registration - statement effective under the Securities Act, by acceptance of this Note, the Lender represents at each time that the Option is exercised that:

          9.13.1. The Lender is acquiring the Shares for investment for its own account, not as nominee or agent, and not with a view to the distribution thereof, and the Lender has not signed any agreement or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

          9.13.2. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Lender's investment in the Shares;

          9.13.3. The Lender has received all of the information the Lender has requested from the Borrower and considers necessary or appropriate for deciding whether to purchase the Shares;

          9.13.4. The Lender has the ability to bear the economic risks of its prospective investment;

          9.13.5. The Lender is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment;

          9.13.6. The Lender understands and agrees that (a) it may be unable to readily liquidate its investment in the Shares and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Borrower, while obligated to register the same, may not be in any position to do so or to take any action or make such an exemption available and (b) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the SEC ("Rule 144") depends upon the satisfaction of various conditions by the Lender and the Borrower that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amount, and that if such exemption is utilized by the Lender, such conditions must be fully complied with by the Lender and the Borrower, as required by Rule 144;

          9.13.7. The Lender either (a) is familiar with the definition of and the Lender is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (b) is providing representations and warranties reasonably satisfactory to the Borrower and its counsel, to the effect that the sale and issuance of Shares upon exercise of the Option may be made without registration under the Securities Act or any applicable state securities and Blue Sky law; and

          9.13.8. The address set forth in Section 9.2 for the Lender is the true and correct address of the Lender's principal office.

         This Note was executed in Torrington, Connecticut as of the date first written above.

                                        ROYAL PRECISION, INC.


                                        By:
                                           -------------------------------------
                                           Name: John C. Lauchnor
                                           Title: President